Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

OCTOBER 30, 2017	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS SOLID THIRD QUARTER EARNINGS, RECORD YEAR-TO-DATE EARNINGS AND STRONG THIRD QUARTER LOAN GROWTH

Jasper, Indiana: October 30, 2017 -- German American Bancorp, Inc. (NASDAQ: GABC) reported another quarter of solid earnings of $9.7 million, or $0.42 per share, during the third quarter of 2017, resulting in record 2017 year-to-date net income of $29.1 million, or $1.27 per share, for the nine months ended on September 30, 2017. On a comparative per share basis, this level of quarterly earnings was a 2.3% decline from reported net income of $9.7 million, or $0.43 per share, in the second quarter of 2017. The 2017 year-to-date earnings comparison reflects a 12.4% increase, on a per share basis, over 2016 year-to-date net income of $25.1 million, or $1.13 per share, for the nine months ended on September 30, 2016.
The Company also experienced strong loan growth of $54.6 million, or 10.7% on a linked quarter annualized basis, during the current quarter, as measured from June 30, 2017 end of period loan balances. This quarterly growth in loans follows a similar level of loan growth in the second quarter of 2017 of $48.2 million, or 9.7% on a linked quarter annualized basis. Year-to-date third quarter 2017 earnings performance, relative to the same period 2016 results, was enhanced by an increase of $4.4 million, or approximately 6.3%, of net interest income, driven in part, by the aforementioned loan growth.
Commenting on the Company’s continued strong financial performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "While there were several revenue and expense items, recorded in the third quarter related to the disposition of two former branch facilities closed in the current year, that made quarterly earnings comparisons difficult, we are very encouraged about the level of our current year-to-date earnings and future earnings potential. The strong level of both loan and deposit growth we’ve experienced during the past two quarters is reflective of the economic growth and vitality throughout our southern Indiana market area, which we believe bodes well for the Company’s future profitability. We are extremely pleased by the strong double-digit growth we’ve reported in 2017 year-to-date net income, and anticipate this positive current year to prior year comparison will continue in the fourth quarter.”
The Company also announced the declaration of a regular quarterly cash dividend of $0.13 per share, which will be payable on November 20, 2017 to shareholders of record as of November 10, 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

Balance Sheet Highlights

Total assets for the Company increased to $3.073 billion at September 30, 2017, representing an increase of $68.1 million, or 9% on an annualized basis, compared with June 30, 2017 and an increase of $93.3 million, or 3%, compared with September 30, 2016.

At September 30, 2017, total loans increased $54.6 million, or 11% on an annualized basis, compared with June 30, 2017 and increased $83.6 million, or 4%, compared with September 30, 2016. The increase during the third quarter of 2017 was largely related to an increase of approximately $7.2 million, or 6% on an annualized basis, of commercial and industrial loans, an increase of $28.7 million, or 13% on an annualized basis, of commercial real estate loans, an increase of $13.8 million, or 18% on an annualized basis, of agricultural loans and an increase of $5.0 million, or 5% on annualized basis, of retail loans. The increase was broadly based across the Company's entire market area.

End of Period Loan Balances	9/30/2017	6/30/2017	9/30/2016
(dollars in thousands)

Commercial & Industrial Loans	$474,917	$467,754	$469,255
Commercial Real Estate Loans	898,752	870,100	862,998
Agricultural Loans	327,026	313,254	299,080
Consumer Loans	209,537	202,562	186,854
Residential Mortgage Loans	179,481	181,477	187,903
	$2,089,713	$2,035,147	$2,006,090

Non-performing assets totaled $10.2 million at September 30, 2017 compared to $4.4 million of non-performing assets at June 30, 2017 and $5.5 million at September 30, 2016. Non-performing assets represented 0.33% of total assets at September 30, 2017 compared to 0.15% of total assets at June 30, 2017 and 0.18% of total assets at September 30, 2016. Non-performing loans totaled $9.7 million at September 30, 2017 compared to $3.2 million at June 30, 2017 and $5.1 million of non-performing loans at September 30, 2016. Non-performing loans represented 0.46% of total loans at September 30, 2017 compared to 0.16% at June 30, 2017 and 0.25% at September 30, 2016. The increase in non-performing assets during the third quarter of 2017 was primarily attributable to a single commercial lending relationship that was downgraded during the quarter.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

Non-performing Assets
(dollars in thousands)
	9/30/2017	6/30/2017	9/30/2016
Non-Accrual Loans	$9,177	$3,097	$4,906
Past Due Loans (90 days or more)	474	62	191
Total Non-Performing Loans	9,651	3,159	5,097
Other Real Estate	568	1,289	355
Total Non-Performing Assets	$10,219	$4,448	$5,452

Restructured Loans	$152	$154	$50

The Company’s allowance for loan losses totaled $15.3 million at September 30, 2017 compared to $15.3 million at June 30, 2017 and $15.2 million at September 30, 2016. The allowance for loan losses represented 0.73% of period-end loans at September 30, 2017 compared with 0.75% of period-end loans at June 30, 2017 and 0.76% of period-end loans at September 30, 2016. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $8.0 million as of September 30, 2017, $8.4 million at June 30, 2017 and $11.1 million at September 30, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

Total deposits increased $61.3 million, or 10% on an annualized basis, as of September 30, 2017 compared with June 30, 2017 and increased $94.9 million, or 4%, compared with September 30, 2016.

End of Period Deposit Balances	9/30/2017	6/30/2017	9/30/2016
(dollars in thousands)

Non-interest-bearing Demand Deposits	$589,315	$557,535	$534,620
IB Demand, Savings, and MMDA Accounts	1,454,073	1,453,512	1,361,522
Time Deposits < $100,000	204,946	203,923	214,235
Time Deposits > $100,000	176,238	148,351	219,286
	$2,424,572	$2,363,321	$2,329,663

Results of Operations Highlights – Quarter ended September 30, 2017

Net income for the quarter ended September 30, 2017 totaled $9,660,000, or $0.42 per share, which represented a decline of approximately 2% on a per share basis compared with the second quarter 2017 net income of $9,839,000, or $0.43 per share, and a decline of 7% on a per share basis compared with the third quarter 2016 net income of $10,185,000, or $0.45 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2017			June 30, 2017			September 30, 2016

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$13,543	$46	1.38%	$13,268	$27	0.79%	$22,709	$25	0.44%
Securities	748,754	5,872	3.14%	743,354	5,887	3.17%	734,869	5,426	2.95%
Loans and Leases	2,058,453	23,358	4.51%	2,011,518	22,780	4.54%	1,982,291	22,475	4.51%
Total Interest Earning Assets	$2,820,750	$29,276	4.13%	$2,768,140	$28,694	4.15%	$2,739,869	$27,926	4.07%

Liabilities
Demand Deposit Accounts	$572,204			$560,763			$522,994
IB Demand, Savings, and
MMDA Accounts	$1,447,693	$1,117	0.31%	$1,446,994	$939	0.26%	$1,363,654	$671	0.20%
Time Deposits	382,827	842	0.87%	360,938	687	0.76%	416,968	652	0.62%
FHLB Advances and Other Borrowings	246,698	1,110	1.79%	233,197	962	1.65%	274,365	851	1.23%
Total Interest-Bearing Liabilities	$2,077,218	$3,069	0.59%	$2,041,129	$2,588	0.51%	$2,054,987	$2,174	0.42%

Cost of Funds			0.43%			0.37%			0.32%
Net Interest Income		$26,207			$26,106			$25,752
Net Interest Margin			3.70%			3.78%			3.75%

During the quarter ended September 30, 2017, net interest income totaled $24,917,000, which represented an increase of $104,000, or slightly under 1%, from the quarter ended June 30, 2017 net interest income of $24,813,000 and an increase of $357,000, or just over 1%, compared with the quarter ended September 30, 2016 net interest income of $24,560,000.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

The tax equivalent net interest margin for the quarter ended September 30, 2017 was 3.70% compared with 3.78% in the second quarter of 2017 and 3.75% in the third quarter of 2016. The decline in the stated net interest margin was largely attributable to a decline in the accretion of loan discounts on acquired loans and to an increase in Company's cost of funds. Accretion of loan discounts on acquired loans contributed approximately 5 basis points to the net interest margin on an annualized basis in the third quarter of 2017, 10 basis points in the second quarter of 2017, and 9 basis points in the third quarter of 2016. The Company's cost of funds increased approximately 6 basis points in the third quarter of 2017 compared with the second quarter of 2017 and 11 basis points compared with the third quarter of 2016. The higher cost of funds was largely attributable to an increase in short-term market interest rates over the past several quarters.

During the quarter ended September 30, 2017, the Company recorded a provision for loan loss of $250,000 compared with a provision for loan loss of $350,000 during the second quarter of 2017 and no provision for loan loss in the third quarter of 2016. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended September 30, 2017, non-interest income totaled $8,275,000, an increase of $478,000, or 6%, compared with the quarter ended June 30, 2017, and a decline of $109,000, or 1%, compared with the third quarter of 2016.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2017	6/30/2017	9/30/2016
(dollars in thousands)

Trust and Investment Product Fees	$1,301	$1,350	$1,191
Service Charges on Deposit Accounts	1,608	1,478	1,612
Insurance Revenues	1,728	1,744	1,661
Company Owned Life Insurance	317	480	247
Interchange Fee Income	1,186	1,156	965
Other Operating Income	608	630	1,246
Subtotal	6,748	6,838	6,922
Net Gains on Loans	952	959	1,004
Net Gains on Securities	575	—	458
Total Non-interest Income	$8,275	$7,797	$8,384

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Company owned life insurance income decreased $163,000, or 34%, during the quarter ended September 30, 2017, compared with the second quarter of 2017 and increased $70,000, or 28%, compared with the third quarter of 2016. The increase or decrease in company owned life insurance income, as the case may be, was attributable to corresponding changes in the level of death benefits received from policies during the comparative periods.

Interchange fee income increased $30,000, or 3%, during the third quarter of 2017 compared with the second quarter of 2017 and $221,000, or 23%, compared with the third quarter of 2016. The increase during the third quarter of 2017 compared with the third quarter of 2016 was largely attributable to increased card utilization by customers.

Other operating income decreased $22,000, or 3%, during the quarter ended September 30, 2017 compared with the second quarter of 2017 and decreased $638,000, or 51%, compared with the third quarter of 2016. The decline in the third quarter of 2017 compared with the third quarter of 2016 was largely attributable to decreased fees associated with swap transactions with loan customers.

While the overall variance in other operating income for the third quarter of 2017 compared with the second quarter of 2017 was minimal, non-interest income was impacted by the disposal of two former branch facilities that were closed during 2017. The net loss on the disposition of these branches totaled approximately $86,000. The loss was derived from the write-off of leasehold improvements of $553,000 on one of the branches, which was partially mitigated by the donation of another branch facility to a municipality in one of the Company's market areas that resulted in a net gain on the disposition of fixed assets of approximately $467,000. This donated branch had a book value of $306,000 and a fair value of $773,000 at the time of disposition. A corresponding contribution expense of $773,000 was recognized in advertising and promotion expense of the Company's income statement for the former branch facility that was donated.

The Company realized $575,000 in gains on sales of securities during the third quarter of 2017 compared with no gains during the second quarter of 2017 and gains of $458,000 in the third quarter of 2016.

During the quarter ended September 30, 2017, non-interest expense totaled $19,771,000, an increase of $775,000, or 4%, compared with the quarter ended June 30, 2017, and an increase of $1,118,000, or 6%, compared with the third quarter of 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2017	6/30/2017	9/30/2016
(dollars in thousands)

Salaries and Employee Benefits	$11,570	$11,460	$10,572
Occupancy, Furniture and Equipment Expense	2,372	2,224	2,224
FDIC Premiums	241	232	373
Data Processing Fees	1,067	1,044	1,261
Professional Fees	551	913	777
Advertising and Promotion	1,315	630	687
Intangible Amortization	230	242	280
Other Operating Expenses	2,425	2,251	2,479
Total Non-interest Expense	$19,771	$18,996	$18,653

Salaries and benefits increased $110,000, or 1%, during the quarter ended September 30, 2017 compared with the second quarter of 2017 and increased $998,000, or 9%, compared with the third quarter of 2016. The increase in salaries and benefits during the third quarter of 2017 compared with the third quarter of 2016 was primarily attributable to an increased number of full-time equivalent employees and higher levels of employee benefit costs including incentive compensation plan costs and health insurance costs.

Professional fees decreased $362,000, or 40%, during the quarter ended September 30, 2017 compared with the second quarter of 2017 and $226,000, or 29%, compared with the third quarter of 2016. The decline in the third quarter of 2017 compared with the second quarter of 2017 was primarily attributable to costs incurred during the second quarter of 2017 associated with the three-for-two stock split completed during the second quarter of 2017.

Advertising and promotion increased $685,000 during the quarter ended September 30, 2017 compared with the second quarter of 2017 and increased $628,000 compared with the third quarter of 2016. The primary driver of the increase in advertising and promotion was the aforementioned recognition of a contribution expense of $773,000 related to the donation of a former branch facility to a municipality in one of the Company's market areas.

The income tax provision during third quarter of 2017 was impacted by approximately $476,000 related to the previously discussed donation of a former branch facility and previously discussed write-off of leasehold improvements of an additional branch location that were both closed during 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 53 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2017	June 30, 2017	September 30, 2016
ASSETS
Cash and Due from Banks	$44,804	$36,833	$38,329
Short-term Investments	9,758	7,204	16,455
Interest-bearing Time Deposits with Banks	—	—	744
Investment Securities	741,710	740,578	732,911

Loans Held-for-Sale	8,484	9,844	12,967

Loans, Net of Unearned Income	2,086,325	2,031,743	2,002,380
Allowance for Loan Losses	(15,321)	(15,320)	(15,154)
Net Loans	2,071,004	2,016,423	1,987,226

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	51,355	49,249	48,074
Goodwill and Other Intangible Assets	56,378	56,607	56,767
Other Assets	76,348	75,017	73,019
TOTAL ASSETS	$3,072,889	$3,004,803	$2,979,540

LIABILITIES
Non-interest-bearing Demand Deposits	$589,315	$557,535	$534,620
Interest-bearing Demand, Savings, and Money Market Accounts	1,454,073	1,453,512	1,361,522
Time Deposits	381,184	352,274	433,521
Total Deposits	2,424,572	2,363,321	2,329,663

Borrowings	261,941	263,469	279,110
Other Liabilities	25,751	23,059	29,776
TOTAL LIABILITIES	2,712,264	2,649,849	2,638,549

SHAREHOLDERS' EQUITY
Common Stock and Surplus	187,917	187,613	186,519
Retained Earnings	169,859	163,181	142,347
Accumulated Other Comprehensive Income	2,849	4,160	12,125
TOTAL SHAREHOLDERS' EQUITY	360,625	354,954	340,991

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,072,889	$3,004,803	$2,979,540

END OF PERIOD SHARES OUTSTANDING (1)	22,930,017	22,929,627	22,900,575

TANGIBLE BOOK VALUE PER SHARE (1) (2)	$13.27	$13.01	$12.41

(1) As Adjusted for the 3 for 2 Stock Split distributed on April 21, 2017.
(2) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
INTEREST INCOME
Interest and Fees on Loans	$23,182	$22,602	$22,311	$68,046	$63,645
Interest on Short-term Investments and Time Deposits	46	27	25	100	62
Interest and Dividends on Investment Securities	4,758	4,772	4,398	14,274	12,557
TOTAL INTEREST INCOME	27,986	27,401	26,734	82,420	76,264

INTEREST EXPENSE
Interest on Deposits	1,959	1,626	1,323	5,028	3,804
Interest on Borrowings	1,110	962	851	2,937	2,445
TOTAL INTEREST EXPENSE	3,069	2,588	2,174	7,965	6,249

NET INTEREST INCOME	24,917	24,813	24,560	74,455	70,015
Provision for Loan Losses	250	350	—	1,100	1,200
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,667	24,463	24,560	73,355	68,815

NON-INTEREST INCOME
Net Gain on Sales of Loans	952	959	1,004	2,598	2,607
Net Gain on Securities	575	—	458	575	1,426
Other Non-interest Income	6,748	6,838	6,922	21,087	19,623
TOTAL NON-INTEREST INCOME	8,275	7,797	8,384	24,260	23,656

NON-INTEREST EXPENSE
Salaries and Benefits	11,570	11,460	10,572	34,474	32,357
Other Non-interest Expenses	8,201	7,536	8,081	23,329	24,875
TOTAL NON-INTEREST EXPENSE	19,771	18,996	18,653	57,803	57,232

Income before Income Taxes	13,171	13,264	14,291	39,812	35,239
Income Tax Expense	3,511	3,425	4,106	10,757	10,120

NET INCOME	$9,660	$9,839	$10,185	$29,055	$25,119

BASIC EARNINGS PER SHARE (1)	$0.42	$0.43	$0.45	$1.27	$1.13
DILUTED EARNINGS PER SHARE (1)	$0.42	$0.43	$0.45	$1.27	$1.13

WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,929,864	22,929,426	22,886,721	22,922,724	22,221,780
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,929,864	22,929,426	22,886,721	22,922,724	22,224,419

(1) As Adjusted for the 3 for 2 Stock Split distributed on April 21, 2017.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2017	2017	2016	2017	2016
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.27%	1.32%	1.38%	1.30%	1.20%
	Annualized Return on Average Equity	10.78%	11.34%	12.07%	11.16%	10.60%
	Net Interest Margin	3.70%	3.78%	3.75%	3.78%	3.75%
	Efficiency Ratio (1)	57.34%	56.03%	54.64%	56.36%	59.00%
	Net Overhead Expense to Average Earning Assets (2)	1.63%	1.62%	1.50%	1.61%	1.71%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.05%	0.04%	0.03%	0.04%	0.03%
	Allowance for Loan Losses to Period End Loans	0.73%	0.75%	0.76%
	Non-performing Assets to Period End Assets	0.33%	0.15%	0.18%
	Non-performing Loans to Period End Loans	0.46%	0.16%	0.25%
	Loans 30-89 Days Past Due to Period End Loans	0.48%	0.26%	0.39%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,033,055	$2,970,745	$2,943,564	$2,977,023	$2,797,677
	Average Earning Assets	$2,820,750	$2,768,140	$2,739,869	$2,769,758	$2,612,284
	Average Total Loans	$2,058,453	$2,011,518	$1,982,291	$2,015,245	$1,871,134
	Average Demand Deposits	$572,204	$560,763	$522,994	$563,679	$497,620
	Average Interest Bearing Liabilities	$2,077,218	$2,041,129	$2,054,987	$2,044,112	$1,958,222
	Average Equity	$358,299	$347,035	$337,449	$347,057	$315,895

	Period End Non-performing Assets (3)	$10,219	$4,448	$5,452
	Period End Non-performing Loans (4)	$9,651	$3,159	$5,097
	Period End Loans 30-89 Days Past Due (5)	$10,089	$5,238	$7,776

	Tax Equivalent Net Interest Income	$26,207	$26,106	$25,752	$78,306	$73,354
	Net Charge-offs during Period	$249	$196	$150	$587	$484

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.